Exhibit 99.1

MJ FREEWAY, LLC

Condensed Financial Statements

For the Three and Nine Months Ended March 31, 2019 and 2018

MJ FREEWAY, LLC

Condensed Balance Sheets

	March 31,	June 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash	$5,213,160	$1,572,090
Restricted cash	1,001,306	1,000,311
Accounts receivable, net	1,589,023	254,092
Prepaid expenses	396,229	191,238
Total current assets	$8,199,718	$3,017,731
Liabilities and Members' Equity
Current liabilities
Accounts payable	$1,343,962	$550,437
Accrued liabilities	809,607	373,834
Deferred revenue	905,809	469,631
Total current liabilities	3,059,378	1,393,902
Commitments and contingencies (Note 6)
Members' equity
Series C Preferred Units; 4,115,057 units authorized and 4,115,042 units issued and outstanding at March 31, 2019, liquidation preference of $10,000,000	10,000,000	-
Series B Preferred Units; 6,425,831 units authorized, issued, and outstanding at March 31, 2019 and June 30, 2018, respectively, liquidation preference of $12,463,594	12,463,594	12,463,594
Series A Preferred Units; 2,000,000 units authorized, issued, and outstanding at March 31, 2019 and June 30, 2018, respectively, liquidation preference of $2,000,000	2,000,000	2,000,000
Common Units; 10,000,000 units authorized, issued and outstanding	100,000	100,000
Accumulated deficit	(19,423,254)	(12,939,765)
Total members' equity	5,140,340	1,623,829
Total liabilities and members' equity	$8,199,718	$3,017,731

See notes to condensed financial statements.

MJ FREEWAY, LLC

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenues
Software	$2,024,916	$2,053,258	$6,270,770	$6,087,427
Consulting	216,897	224,802	826,777	1,646,392
Other	86,067	37,575	200,312	113,900
Total revenues	2,327,880	2,315,635	7,297,859	7,847,719
Cost of revenues	1,042,403	737,762	3,197,437	3,338,478
Gross profit	1,285,477	1,577,873	4,100,422	4,509,241
Operating expenses
Product development	1,001,394	613,726	2,877,869	2,109,992
Selling, general, and administrative	2,787,250	590,516	7,793,290	4,903,096
Total operating expenses	3,788,644	1,204,242	10,671,159	7,013,088
(Loss) income from operations	(2,503,167)	373,631	(6,570,737)	(2,503,847)
Other income (expense)
Interest expense	20,914	1,116	69,265	2,653
Other income (expenses)	(7,850)	(10,520)	17,983	(40,390)
Total other income (expense)	13,064	(9,404)	87,248	(37,737)
Net (loss) income	$(2,490,103)	$364,227	$(6,483,489)	$(2,541,584)
Basic and diluted weighted average common units outstanding	10,000,000	10,000,000	10,000,000	10,000,000
Basic and diluted net loss per common unit (Note 4)	0.00	0.00	0.00	0.00
Weighted average preferred units outstanding	12,540,873	8,425,831	11,872,017	8,168,046
Net loss per preferred unit (Note 4)	$(0.20)	$0.04	$(0.55)	$(0.31)

See notes to condensed financial statements.

MJ FREEWAY, LLC

Condensed Statement of Changes in Members’ Equity

Nine month period ended March 31, 2019

(unaudited)

	Series C Preferred		Series B Preferred		Series A Preferred		Common		Accumulated	Members'
	Units	Amounts	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balance - July 1, 2018	-	$-	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(12,939,765)	$1,623,829
Issuance of Series C Preferred Units	4,115,042	10,000,000	-	-	-	-	-	-	-	10,000,000
Net loss	-	-	-	-	-	-	-	-	(1,623,182)	(1,623,182)
Balance – September 30, 2018	4,115,042	10,000,000	6,425,831	12,463,594	2,000,000	2,000,000	10,000,000	100,000	(14,562,947)	10,000,647
Net loss	-	-	-	-	-	-	-	-	(2,370,204)	(2,370,204)
Balance – December 31, 2018	4,115,042	10,000,000	6,425,831	12,463,594	2,000,000	2,000,000	10,000,000	100,000	(16,933,151)	7,630,443
Net loss	-	-	-	-	-	-	-	-	(2,490,103)	(2,490,103)
Balance – March 31, 2019	4,115,042	$10,000,000	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(19,423,254)	$5,140,340

See notes to condensed financial statements.

MJ FREEWAY, LLC

Condensed Statement of Changes in Members’ Equity

Nine month period ended March 31, 2018

(unaudited)

	Series B Preferred		Series A Preferred		Common		Accumulated	Members'
	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balance - July 1, 2017	5,910,261	$11,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(10,451,456)	$3,112,138
Net loss	-	-	-	-	-	-	(1,913,348)	(1,913,348)
Balance – September 30, 2017	5,910,261	11,463,594	2,000,000	2,000,000	10,000,000	100,000	(12,364,804)	1,198,790
Issuance of Series B Preferred Units	515,570	1,000,000	-	-	-	-	-	1,000,000
Net loss	-	-	-	-	-	-	(992,463)	(992,463)
Balance – December 31, 2017	6,425,831	12,463,594	2,000,000	2,000,000	10,000,000	100,000	(13,357,267)	1,206,327
Net income	-	-	-	-	-	-	364,227	364,227
Balance – March 31, 2018	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(12,939,040)	$1,570,554

See notes to condensed financial statements.

MJ FREEWAY, LLC

Condensed Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Net loss	$6,483,489	$2,541,584
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	156,115	53,547
Changes in operating assets and liabilities
Accounts receivable	(1,491,046)	(192,942)
Prepaid expenses	(204,991)	267,987
Accounts payable	793,525	(455,037)
Accrued liabilities	435,773	(190,749)
Deferred revenue	436,178	(426,623)
Net cash used in operating activities	(6,357,935)	(3,485,401)
Cash flows from financing activities
Issuance of Series B Preferred Units for cash	-	1,000,000
Issuance of Series C Preferred Units for cash	10,000,000	-
Net cash provided by financing activities	10,000,000	1,000,000
Net increase (decrease) in cash and restricted cash	3,642,065	(2,485,401)
Cash and restricted cash - beginning of period	2,572,401	5,316,282
Cash and restricted cash - end of period	$6,214,466	$2,830,881
Cash paid for taxes	$-	$-
Cash paid for interest	$1,368	$359

See notes to condensed financial statements.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Note 1 - Description of Business, Liquidity and Capital Resources

Description of Business

MJ Freeway, LLC (the "Company" or “MJF”) was established January 24, 2010 and is a Colorado limited liability company located in Denver, Colorado. The Company provides regulatory compliance and inventory management technology, which is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. Nine years ago, the Company identified a need for organic material tracking and regulatory compliance software-as-a-service solutions in the growing cannabis and hemp industry. As a result, the Company developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law.

Liquidity and Capital Resources

In August 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU No. 2014-15 are intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under accounting principles generally accepted in the United States of America ("U.S. GAAP"), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The Company adopted this guidance on July 1, 2016.

Since its inception, the Company has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. However, after considering all available evidence, the Company has determined that, due to its current positive working capital and the receipt of cash proceeds as a result of the Mergers (Note 7) for the total amount of approximately $18 million subsequent to March 31, 2019, no substantial doubt exists in regards to the Company's ability to continue as a going concern for a period of at least twelve months from the date these financial statements were issued. Management will continue to evaluate the impact of this standard on the Company's financial statements.

Note 2 - Summary of Significant Accounting Policies

The Company’s significant accounting policies are disclosed in Note 2 – Summary of Significant Accounting Policies in the Company’s audited annual financial statement for the years ended June 30, 2018 and 2017. Since the date of the annual financial statements were issued there have been no material changes to the Company’s significant accounting policies, except as disclosed below.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

One customer accounted for 33% of total revenue for the three months ended March 31, 2019 and 2018. For the nine months ended March 31, 2019, two customers accounted for 35% and 11% of total revenue, and for the nine months ended March 31, 2018, one customer accounted for 39% of total revenues. At March 31, 2019, one customer accounted for 71% of net accounts receivable. At June 30, 2018, two customers accounted for 55% and 11% of net accounts receivable, respectively.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been performed, the fee for the arrangement is fixed or determinable, and collectability is reasonable assured.

The Company's software-as-a-service fees are earned through arrangements in which customers pay the Company a recurring subscription fee based upon the terms of their respective contracts. The Company's software revenues generated from government customers totaled $927,632 and $1,046,417 of total revenues during the three months ended March 31, 2019 and 2018, respectively (See Note 2, "Concentrations of Credit Risk"). The Company's software revenues generated from government customers totaled $3,381,111 and $3,479,380 of total revenues during the nine months ended March 31, 2019 and 2018, respectively (See Note 2, "Concentrations of Credit Risk"). Total costs of government revenues incurred by the Company, which are included in cost of revenues on the statements of operations, were $493,266 and $420,381 during the three months ended March 31, 2019 and 2018, respectively. Total costs of government revenues incurred by the Company were $1,647,530 and $2,307,365 during the nine months ended March 31, 2019 and 2018, respectively.

The Company also offers various software consulting services to its customers, including implementation services, business planning, support, and other customer services. From time to time, the Company purchases equipment for resale to customers. Such equipment is generally drop-shipped to the Company's customers. The Company recognizes revenue as the services are performed or products are delivered, or in the case of up-front implementation fees, over the longer of the contract term or estimated customer life.

In most arrangements, the Company bills the customer prior to performing services, which requires the Company to record deferred revenue on the accompanying balance sheets.

MJ FREEWAY, LLC

 Notes to Condensed Financial Statements

(Unaudited)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09, as subsequently amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under ASU No. 2014-09, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU No. 2014-09 is effective for the Company’s fiscal 2020 annual reporting period with early adoption permitted, and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires certain equity investments to be measured at fair value with changes in fair value recognized in net income, to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company’s fiscal 2020 annual reporting period and for interim periods thereafter. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard, as subsequently amended, establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for the Company beginning July 1, 2020 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting which simplifies the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Among other changes, the new standard allows non-public business entities to make an accounting policy election to either estimate the number of awards that are expected to vest or to account for forfeitures as they occur. The Company has adopted the new standard effective July 1, 2018. The application of this standard has no material impact on the Company’s condensed financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The new standard is effective for the Company beginning July 1, 2021 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its condensed financial statements.

MJ FREEWAY, LLC

 Notes to Condensed Financial Statements

(Unaudited)

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for the Company beginning July 1, 2020 with early adoption permitted, including adoption in an interim period. The Company is evaluating the impact of adoption of the new standard on its condensed financial statements.

In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. This ASU provides supplemental guidance and clarification to ASU No. 2016-13 and must be adopted concurrently with the adoption of ASU No. 2016-13. The Company is evaluating the impact of adoption of the new standard on its condensed financial statements.

Note 3 - Balance Sheet Disclosures

Prepaid expenses consist of the following:

	March 31,	June 30,
	2019	2018
Software and technology	$217,948	$115,516
Professional services	147,734	47,626
Insurance	20,547	18,096
Deposit	10,000	10,000
	$396,229	$191,238

Accrued liabilities consist of the following:

	March 31,	June 30,
	2019	2018
Professional fees	$347,000	$24,404
Sales taxes	107,974	66,347
Compensation	74,792	251,393
Leaf Data Systems contractors	239,717	-
Other	40,124	31,690
	$809,607	$373,834

The accrued compensation as of June 30, 2018 includes $122,000 of accrued bonus earned by the Company's Chief Executive Officer and a member of the Company's Board of Managers during the year ended June 30, 2018 and such bonus is calculated based on the Company's operational results. No such bonus was earned or accrued for the three and nine months ended March 31, 2019.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Note 4 - Loss Per Unit

Basic net (loss) income per common unit is calculated based on the weighted-average number of common units outstanding in accordance with ASC Topic 260, Earnings per Share. Diluted net (loss) income per common unit is calculated based on the weighted-average number of common units outstanding plus the effect of potentially dilutive common units. When the Company reports a net loss, the calculation of diluted net loss per common unit excludes potential common units as the effect would be anti-dilutive. As of March 31, 2019, and June 30, 2018, the Company does not have any potential dilutive common units.

The Company computes net (loss) income per unit using the two-class method, which is an allocation formula that determines net loss per unit for common units and participating securities. The Company’s participating securities include its issued and outstanding preferred units and profit interest units. Net losses and net profits, as defined by the Company's operating agreement, are allocated to the members' capital accounts. Historically, the Company has sustained losses that are generally allocated first to Common Units until the respective capital accounts are zero, and then to Preferred Units until the respective capital accounts are zero, and then on a pro rata basis among all unit holders.

As a result of the Company’s historical losses, the capital accounts of the common unit holders have been depleted. Therefore, the net losses for the three and nine months ended March 31, 2019 and 2018 have been allocated to the Preferred Unit holders and will continue to until the capital accounts of Preferred Unit holders reach zero. The computations of basic and diluted net loss per common unit and net loss per preferred unit are as follows:

	Three months ended March 31,		Nine months ended March 31,
	2019	2018	2019	2018
Net (loss) income	$(2,490,103)	$364,227	$(6,483,489)	$(2,541,584)
Net (loss) income allocated to Preferred Units	(2,490,103)	364,227	(6,483,489)	(2,541,584)
Net (loss) income from operations attributable to Common Units	$0	$0	$0	$0
Basic and diluted weighted average common units outstanding	10,000,000	10,000,000	10,000,000	10,000,000
Net (loss) income per common unit
Basic and diluted	$0.00	$0.00	$0.00	$0.00
Weighted average preferred units outstanding	12,540,873	8,425,831	11,872,017	8,168,046
Net (loss) income per preferred unit	$(0.20)	$0.04	$(0.55)	$(0.31)

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Note 5 - Members' Equity

The Company is authorized to issue 20,575,221 units consisting of four classes: 10,000,000 Common Units (the "Common"), 2,000,000 Series A Preferred Units (the "Series A"), 6,425,831 Series B Preferred Units (the "Series B"), and 2,149,390 Profits Interest Units (collectively the "Members").

In August 2018, the Company amended and restated its operating agreement. The restated operating agreement authorized the issuance of 4,115,057 Series C Preferred Units and authorized the issuance of 6,425,831 Series B Preferred Units. In August 2018, the Company also issued 4,115,042 Series C Preferred Units for cash consideration of $10,000,000. The restated operating agreement further established minimum liquidation preferences in the event of a sale requiring that Preferred Unit holders should receive no less than the greater of the capital contributions made by such holder and the amount the holder would have received had the proceeds from the sale been distributed to all members in proportion to their respective membership interests. Should the amount available for distribution be insufficient, the full amount of the proceeds will be distributed to holders of Preferred Units in proportion to their respective capital contributions.

The Company is managed by a Board of Managers. The restated operating agreement also increased membership on the Board of Managers from five managers to seven managers. One manager is elected by a majority vote of the Series A holders; two managers are elected by a majority vote of the Series B holders; one manager is elected by a majority vote of the Series C holders; two managers are elected by a majority vote of the Common Unit holders; and one manager is elected by majority votes of the Preferred Unit holders and the Common Unit holders voting as separate classes provided that if the majority holders of the Preferred Units and Common Units do not select the same person, the position will remain vacant. Certain actions of the Company require approval by the Board of Managers and a vote of the Preferred Units, voting as a single class.

The holders of Series A, Series B, Series C, Common Units, and Profits Interest Units (collectively, the "Units") granted the Company a right of first refusal to purchase any Units at the same price and on the same terms offered to any prospective purchaser of such Units. The holders of the Units granted qualified preferred unit holders and qualified founders, as defined by the Company's operating agreement, a secondary right of first refusal if the Company does not purchase the Units.

Profits Interest Plan

The Company adopted the 2014 Profits Interest Incentive Plan ("Profits Interest Plan") whereby the Company may grant Profits Interest Units of the Company to employees or consultants and other independent advisors of the Company.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

The Company assessed whether its Profits Interest Units represent share-based payments within the scope of ASC Topic 718 or are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units only have value upon a defined liquidating event, and as a defined liquidating event is not probable, the Company did not accrue any value for the Profits Interest Units granted during the three and nine months ended March 31, 2019 or 2018.

The Profits Interest Units activity consisted of the following for the nine months ended March 31, 2019:

Beginning balance	1,719,000
Units granted	385,324
Forfeitures	(180,000)
Ending balance	1,924,324

As of March 31, 2019, 1,041,824 Profits Interest Units were vested.

On June 17, 2019, as a result of the occurrence of a defined liquidating event, the Company recognized compensation expense in the amount of approximately $3.4 million (Note 7) in connection with Profit Interest Units that had previously vested.

Note 6 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the three months ended March 31, 2019 and 2018 was $36,175 and $31,650, respectively. Rent expense for the nine months ended March 31, 2019 and 2018 was $115,125 and $101,700, respectively.

Future minimum lease payments under these leases are approximately $36,000 for the fiscal year ending June 30, 2019, and $96,000 for the fiscal year ending June 30, 2020.

Letter-of-Credit

The Company maintains deposit for a standby letter-of-credit with a bank in the amount of $1,000,000 that will renew on June 22, 2019 for a year, which is classified as restricted cash on the condensed balance sheets. The beneficiary of the letter-of-credit is an insurance company.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of March 31, 2019 and June 30, 2018, there were no legal proceedings requiring recognition or disclosure in the financial statements.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Merger

On October 10, 2018 (as amended on April 17, 2019), the Company entered into a definitive merger agreement (the “Merger Agreement”) with MTech Acquisition Corp. (“MTech”), Akerna Corp (f/k/a MTech Acquisition Holdings Inc.) (“Akerna”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Akerna, the “Purchaser Parties”), MTech Sponsor LLC, a Florida limited liability company, in the capacity as the representative for the equity holders of Akerna (other than the Sellers) thereunder (the “Purchaser Representative”), and Harold Handelsman, in the capacity as the representative for the Sellers thereunder (the “Seller Representative”). MTech, collectively with Akerna, Purchaser Merger Sub and MTech Company Merger Sub, shall be referred to as “MTech”. The Merger Agreement provides for two mergers: (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of MTech Company Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”).

For the consummation of the Mergers to be effective, each party’s equity holder would need to vote to approve the Mergers. MTech holders of at least a majority of the outstanding common stock will need to provide their approval.

On January 18, 2019, the parties to the Merger Agreement and certain of the holders of the Company’s outstanding preferred and common units entered into an allocation agreement which served to modify the allocation of the merger consideration prescribed by the Merger Agreement. Under the terms of the allocation agreement, if the merger closes, additional shares comprising the merger consideration shall be reallocated to holders of the profit interest units of MJF, which additional shares shall be funded from shares otherwise issuable to such holders of MJF’s preferred and common units.

Note 7 - Subsequent Events

The Company has evaluated all subsequent events through the date these condensed financial statements were issued.

On April 17, 2019, the Merger Agreement was amended to (i) increase the size of the MTech board of directors following the closing of the merger from seven (7) to eight (8) directors, (ii) increase the number of directors appointed prior to the Closing by MJF from four (4) to five (5) directors (which additional director will qualify as an independent director under Nasdaq rules) and (iii) revise the classification of directors so that the Class B directors will include two (2) MJF directors and one (1) MTech director.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Mergers

On June 17, 2019, MTech and MJF consummated the Mergers contemplated by the Merger Agreement. In connection with the closing of the Mergers, the registrant changed its name from MTech Acquisition Holdings Inc. to Akerna Corp (“Akerna”). The Merger Consideration was paid through the issuance of 6,520,099 shares of Akerna common stock (the “Consideration Shares”) to the former holders of MJF common units, preferred units, and profit interest units at a price per share equal to $10.16 per share. Of the total amount of Akerna shares issued in the merger, 283,011 fully vested shares of Akerna common stock and 215,063 unvested shares of Akerna common stock were allocated to the former holders of MJF profit interest units. Notwithstanding the foregoing, 652,010 of the total issuable shares (the “Escrow Shares”) will be held in an escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration or claims for indemnification pursuant to the Merger Agreement until ninety (90) days after Akerna files its Annual Report on Form 10-K with the Commission for the fiscal year ending June 30, 2019, with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved.

Upon the Closing of the Merger, Akerna’s certificate of incorporation was amended and restated to have one single class of common stock and 75,000,000 authorized shares of common stock, par value $0.0001 per share. Akerna will also have 5,000,000 authorized shares of preferred stock.

MTech also entered into a series of securities purchase agreements with certain investors (the “PIPE Investors”), whereby MTech issued 901,074 shares of Class A common stock (the “Private Placement Shares”) for an aggregate purchase price of $9.2 million (the “Private Placement”), which closed simultaneously with the consummation of the Mergers. Upon the closing of the Mergers, the Private Placement Shares were automatically converted into shares of Akerna common stock on a one-for-one basis. In connection with the Private Placement, the PIPE Investors also received an additional 100,120 shares of common stock that were transferred to them by MTech Sponsor LLC.

The net proceeds from the Mergers and the Private Placement totaled approximately $18 million, which constituted the majority of the net assets of Akerna at the closing of the Mergers.

As disclosed above, (a) 283,011 fully vested shares of common stock were allocated to the former holders of MJF profit interest units, resulting in an immediate one-time charge of approximately $3.4 million to be recorded by MJF on June 17, 2019 and (b) 215,063 unvested shares of common stock were allocated to the holders of MJF profit interest units, of which approximately $2.6 million of compensation expense related to such profit interest units will be ratably recognized over an estimated remaining vesting period of 3 years. The calculation of the amount of the current and future expenses to be taken by MJF was based on the closing price of the Akerna common shares on the date of the Mergers.

The Mergers will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Akerna will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on MJF shareholders having a majority of the voting power of the combined company, MJF comprising the ongoing operations of the combined entity, MJF comprising a majority of the governing body of the combined company, and MJF’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Mergers will be treated as the equivalent of MJF issuing stock for the net assets of MTech, accompanied by a recapitalization. The net assets of MTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Mergers will be those of MJF.

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

(Unaudited)

Employment Agreement

In connection with the consummation of the Mergers, Ms. Jessica Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna, at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna will pay Ms. Billingsley an annual base salary in the amount of $250,000. The base salary subject to (i) review at least annually by board of directors of Akerna for increase, but not decrease, and (ii) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue as the Closing. Within 10 days of the Closing, Akerna will also pay to Ms. Billingsley a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the board of directors of Akerna on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than 90 days after the commencement of the relevant fiscal year.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of 1 year thereafter, and which are in addition to the stand-alone Non-Competition Agreement entered into on June 17, 2019 with Ms. Billingsley, which has a term of 4 years.

Equity Plan

On June 17, 2019, the MTech stockholders considered and approved the 2019 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of Akerna on January 23, 2019.  The Equity Incentive Plan became effective immediately upon the Closing of the Mergers.